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                               AMENDMENT NO. 1 TO
                         RECEIVABLES PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT (this "Amendment"), by and among Western Gas Resources, Inc., a Delaware corporation, as Seller (the "Seller"), Receivables Capital Corporation, a Delaware corporation, as Purchaser (the "Purchaser") and Bank of America National Trust and Savings Association, a national banking association, as Agent for the Purchaser (the "Agent"), dated as of July 1, 1995.


                              W I T N E S S E T H:
                              -------------------

     WHEREAS, prior hereto, the Seller, the Purchaser and the Agent have entered into that certain Receivables Purchase Agreement, dated as of February 28, 1995 (the "Receivables Agreement");

     WHEREAS, the Company has requested that Section 7.03(e) of the Receivables Agreement be amended; and

     WHEREAS, the Purchaser and the Agent have agreed to amend Section 7.03(e) of the Receivables Agreement, as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:


     Section 1.   Defined Terms.  Unless otherwise defined herein, the terms
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used herein shall be as defined in the Receivables Agreement.


     Section 2.  Amendment Relating to Debt to Capitalization Ratio.   Section
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7.03(e) of the Receivables Agreement is hereby deleted in its entirety and replaced, in lieu thereof, by the following:

     "(e)  Debt to Capitalization Ratio.  Permit Seller's Debt to Capitalization
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     Ratio to be greater than (i)  0.60 to 1.0 at any time until and including
     October 31, 1996 and (ii) 0.55 to 1.00 at any time thereafter."

     Section 3.  Certain Representations and Warranties of Seller.  The Seller
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                                                                   EXHIBIT 10.44
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hereby represents and warrants as follows:


     (a) The representations and warranties contained in Section 6.01 of the Receivables Agreement are correct on and as of the date hereof as though made on and as of the date hereof and shall be deemed to have been made on the date hereof;

     (b) No event has occurred and is continuing that constitutes a Termination Event or Unmatured Termination Event;

     (c) Seller (i) has all necessary power, authority and legal right to execute, deliver and perform this Amendment and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Amendment.

     (d) This Amendment and the Receivables Agreement, as amended hereby, when duly executed and delivered by Purchaser and the Agent, constitute the legal, valid and binding obligations of Seller enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) The consummation of the transaction contemplated by this Amendment and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or by-laws of Seller, or any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of Seller's properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, or (iii) violate any law or any order, rule, or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or any of its properties.

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     (f) There are no proceedings pending or to the best of Seller's knowledge threatened and to the best of Seller's knowledge there are no investigations pending, or threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of this Amendment or seeking any determination or ruling that might materially and adversely affect the performance by Seller of its obligations under this Amendment or the validity or enforceability of this Amendment.

     (g) No authorization or approval or other action by, and no notices to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Seller of this Amendment.


     Section 4.  Effectiveness.  This Amendment shall be effective as July 1,
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1995;  provided, however,  that its effectiveness is conditioned upon: (i)
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Seller having amended the Revolving Loan Agreement and the Term Loan Agreement
to contain covenants regarding the debt to capitalization ratio comparable to those set forth in this Amendment; (ii) Seller having paid to Agent for its own account the amendment fee contemplated by that certain Fee Letter from the Agent to the Seller dated as of July 1, 1995; and (iii) the General Counsel for the Seller having delivered an opinion to the Agent substantially in the form of Exhibit A attached hereto and incorporated herein by reference.


     Section 5.  Governing Law; Counterparts.  This Amendment shall be governed
                 ---------------------------
by, and construed in accordance with, the internal laws of the State of New York. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     Section 6.  Reaffirmation of Receivables Agreement.  This Amendment shall
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be deemed to be an amendment to the Receivables Agreement, and the Receivables
Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Receivables Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Receivables Agreement as amended hereby.

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     IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this
July 1, 1995.


WESTERN GAS RESOURCES, INC.,
 as Seller


By:  ___________________________



RECEIVABLES CAPITAL CORPORATION,
 as Purchaser


By:  ___________________________


BANK OF AMERICA NATIONAL
 TRUST AND SAVINGS ASSOCIATION,
  as Agent


By:  ___________________________

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